CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form F-1 (No. 333-191128) of Fleetmatics Group PLC of our report dated March 29, 2013, relating to the consolidated financial statements of Fleetmatics Group PLC, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

September 16, 2013